Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference therein of our audit report dated March 8, 2022 (except as to Note 1(c) which is as of October 19, 2022), included in its Annual Report on Form 20-F for the year ended October 31, 2022, filed with the Securities and Exchange Commission, in the Registration Statement on Form F-3 and related Prospectus of Clearmind Medicine Inc. dated December 11, 2023.

/s/ SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

SATURNA GROUP CHARTERED PROFESSIONAL ACCOUNTANTS LLP

Vancouver, Canada

December 11, 2023